STOCK EXCHANGE AND RIGHTS AGREEMENT

                                January 25, 2000

Parties:

Talisman Entertainment, Inc. ("Talisman")   ebank.com, Inc. ("ebank")
a British Virgin Islands corporation        a Georgia corporation
c/o Ervin, Cohen & Jessup LLP               2410 Paces Ferry Road
9401 Wilshire Boulevard, Ninth Floor        Atlanta, GA  30339
Beverly Hills, CA  90212-2974


         ebank and Talisman have entered into this Stock Exchange and Rights Agreement as of the date set forth above. ebank and its subsidiaries (collectively, the "ebank Companies") are providers of traditional and online commercial banking and financial and related services, in connection with which they own certain trademarks, trade names, service marks and related intellectual property assets. Talisman and its subsidiaries own or control certain software and other technology used to provide products and services using Internet protocols through ATMs and other networkable devices. The parties wish to enter into a series of agreements pursuant to which they will exchange equity interests and enter into certain licenses and other agreements, as provided herein. In furtherance thereof, the parties, intending to be legally bound, agree as follows: 1 DEFINITIONS.

1.1 Affiliate of an entity means a party which directly or indirectly controls, is controlled by, or is under common control with such entity.

1.2 The Bank means ebank, a federally chartered thrift which is a wholly owned subsidiary of ebank.

1.3 Closing means the consummation of the exchange of equity securities and the execution and delivery of other agreements, documents and instruments by the parties under the terms of this Agreement.

1.4 Liens means all liens and encumbrances of any kind or nature, including but not limited to liens, encumbrances, security interests, restrictions, claims of third parties, and other defects of title.

1.5 Material Adverse Effect shall mean (unless otherwise indicated) any circumstance, change in, or effect on the business and affairs of such person or entity that, individually or in the aggregate with any other circumstances, changes in, or effects on the business and affairs of such person or entity: (i) is, or would reasonably be expected to be, materially adverse to the business, operations, assets or liabilities, prospects, results of operations, or financial condition of such person or entity and its subsidiaries, or (ii) would reasonably be expected to materially adversely affect the ability of such person or entity and its subsidiaries to operate or conduct its or their business and affairs in the manner in which they are currently operated or conducted or contemplated by such person or entity and its subsidiaries to be operated or conducted.
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1.6  New  Talisman  shall mean a new entity to be formed by  Talisman  under the laws of the British Virgin Islands, or another entity to be formed by Talisman, which entity will own all of Talisman's ATM and internet technology.

1.7  OTS shall mean the United States Office of Thrift Supervision.

1.8 Placement shall mean a private placement of ebank's Common Stock for at least $25,000,000 in net proceeds.

1.9 SEC Filings shall mean all forms, documents, and exhibits and schedules thereto which ebank has filed with the Securities and Exchange Commission (the "SEC").

1.10 Transaction Documents means collectively this Agreement, the Talisman License Agreement, the ebank License Agreement, the Outsourcing Agreement, the ebank Investor Rights Agreement, and the Talisman Investor Rights Agreement.

2        EXCHANGE OF STOCK.

2.1 Issuance of ebank stock to Talisman. Subject to the conditions described in this Agreement, ebank agrees to issue to Talisman a number of shares of its common stock such that Talisman will receive 9.9% of ebank's common shares, taking into account (a) the shares of ebank common stock outstanding as of the date of this Agreement (1,469,250 shares), (b) the shares of ebank common stock issuable upon exercise of the options, warrants, convertible securities, or other rights exchangeable or exercisable for ebank common stock that are outstanding as of the date of this Agreement (202,125 shares), (c) the shares of ebank common stock issued by ebank in the Placement, (d) the shares issuable upon exercise of the warrants to be granted to Sutro in connection with the Placement, (e) the 200,000 shares issuable pursuant to the options which ebank plans to grant to officers and directors of ebank shortly following the Placement (or such number of shares as ebank actually issues to its officers and directors shortly following the Placement), and (f) the shares to be issued to Talisman pursuant to this Section 2.1 (collectively, "Talisman Investment Shares"). ebank shall issue the Talisman Investment Shares sequentially so that Talisman shall not at any time own more than 9.9% of ebank's issued and outstanding shares of common stock, unless Talisman obtains OTS approval to own more than 9.9% of ebank's common stock. Such sequential issuances shall proceed as follows: (i) at the Closing, ebank shall issue to Talisman 161,438 Talisman Investment Shares; (ii) ebank shall issue to Talisman an additional number of Talisman Investment Shares immediately following the closing(s) of the Placement, in amount(s) sufficient to restore Talisman's holdings to 9.9% of ebank's outstanding common shares in accordance with the first two sentences of this Section 2.1; and (iii) ebank shall issue to Talisman additional shares at the end of each fiscal quarter equal to 9.9% of the number of shares of ebank's common stock issued during such fiscal quarter, whether pursuant to the exercise of options, warrants, convertible securities, or pursuant to capital raising activities, until ebank has issued to Talisman all of the ebank common shares to which Talisman is entitled under the first sentence of this paragraph, but in no event shall the number of shares issued to Talisman exceed the number of shares to which Talisman is entitled hereunder. Notwithstanding the foregoing, in the event that ebank declares or pays a stock or cash dividend, effects a stock split, enters into a merger or other business combination, or makes any other distribution or other such event to holders of shares of its common stock, immediately prior to the record, effective, or closing date for such event, ebank shall issue any shares to which Talisman is entitled but which have not yet been

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

     issued, provided that Talisman's ownership of ebank shall not in any event exceed 9.9% of the outstanding voting shares.

2.2 Issuance of Talisman Stock to ebank. Subject to the conditions described in this Agreement, Talisman (or as provided in Section 3.6, New Talisman) agrees to issue ebank shares of its common stock such that ebank will own
     9.9 percent of Talisman's (or, as the case may be, New Talisman's) common shares after taking to account (a) the shares of Talisman (or, as the case may be, New Talisman) common stock outstanding as of the date of this Agreement (or, in the case of New Talisman, immediately before the Closing) (Talisman - 50,000 shares; New Talisman - to be determined at the closing),
     (b) the shares of Talisman (or, as the case may, New Talisman) common stock issuable upon exercise of all options, warrants, convertible securities or other rights exercisable for Talisman (or, as the case may, New Talisman) common stock that are outstanding as of the date of this Agreement (or, in the case of New Talisman, to be outstanding immediately before the Closing) (Talisman - 0 shares; New Talisman - 5,556 shares), (c) the shares of Talisman (or as the case may be, New Talisman) to be issued to Compaq pursuant to any investment agreement between Talisman (or New Talisman) and Compaq, relating to the contemplated issuance of approximately 5% of Talisman's (or New Talisman's) Common Stock to Compaq, as described in
     Section 3.6 below, and (d) the shares to be issued to ebank pursuant to this Section 2.2 (collectively "ebank investment shares"). Talisman shall issue the ebank Investment Shares at the Closing.

2.3 Talisman Investor Rights. At the Closing, Talisman and ebank shall enter into an Investor Rights Agreement substantially in the form attached as Exhibit A (the "ebank Investor Rights Agreement").


2.4 ebank Investor Rights. At the Closing, Talisman and ebank shall enter into an amendment to the Talisman (or New Talisman) Shareholder Agreement substantially in the form attached as Exhibit B (the "Talisman Investor Rights Agreement").

3        OTHER AGREEMENTS.

3.1 Talisman Technology License. At the Closing, Talisman will enter into a technology license agreement with ebank substantially in the form attached as Exhibit C (the "Talisman License Agreement"), pursuant to which Talisman will grant ebank the exclusive right in the United States to use and sublicense Talisman's ATM and other internet delivery technology solely for use in connection with the delivery of commercial banking activities.

3.2 ebank License Agreement. At the Closing, ebank will enter into a license agreement with Talisman substantially in the form attached as Exhibit D (the "ebank License Agreement"), pursuant to which ebank will grant Talisman the exclusive right in all countries and territories other than the United States of America and its territories and possessions (with a right to sublicense, including to the Bank of Queensland) to use its trademarks, trade names, service marks, and other business assets as defined in such agreement.

3.3 Outsourcing Arrangement. ebank and New Talisman or one of its Affiliates shall enter into an outsourcing agreement within 120 days following the Closing (the "Outsourcing Agreement"), pursuant to which ebank will engage Talisman as ebank's exclusive services outsource provider to design, build, implement, maintain and operate ebank's computer systems and information applications and technology relating to the implementation,

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

     command, control, and support of ebank's banking and related operations within the Territory (as defined in the Talisman License Agreement). Such agreement shall be subject to terms and conditions mutually agreeable to the parties, shall provide that all services are to be provided according to ebank's needs and specifications, shall be subject to approval by the OTS, and shall provide that any third party vendors engaged by Talisman or one of its Affiliates to provide systems or services thereunder shall be subject to ebank's approval, which shall not be unreasonably withheld. With respect to any country in which ebank intends to establish banking operations outside the Unites States, ebank shall enter into a services outsourcing agreement engaging Talisman as ebank's exclusive services outsource provider to design, build, implement, maintain and operate ebank's computer systems and information applications and technology relating to the implementation, command, control and support for ebank's banking and related operations within the such country, on terms and conditions to be mutually agreed upon by the parties. Notwithstanding anything contained in this Agreement to the contrary, if, within 120 days following the Closing (subject to extension by mutual agreement of the parties, in their respective reasonable discretion, but in no event later than 180 days following the Closing), (a) the Outsourcing Agreement has not been mutually executed and delivered by ebank and Talisman (or one of its Affiliates), or (b) all conditions to each party's being bound by such agreement have not been satisfied (including, without limitation, approval by the OTS), or (c) the parties have not delivered to one another legal opinions of their respective counsel concerning, among other things, the enforceability of the Outsourcing Agreement and other reasonable and customary matters related thereto, then, in any such event, this Agreement, the other Transaction Documents, and all transactions contemplated hereby and thereby may be rescinded by either ebank or Talisman (or, as the case may be, New Talisman) upon delivery of written notice to the other party. In the event of such rescission, (i) each of the Transaction Documents shall be deemed null and void and no further force and effect except to the extent necessary to the rescission or to the protection and return of Confidential Information or Trade Secrets delivered by one party to the other, (ii) ebank shall return to Talisman (or as the case may be, New Talisman) the stock certificate(s) representing all ebank Investment Shares duly endorsed for surrender and cancellation, and (iii) Talisman (or as the case may be, New Talisman) shall deliver to ebank the stock certificate(s) representing all Talisman Investment Shares, duly endorsed for surrender and cancellation.

3.4 Cash Payment. If Talisman enters into a sublicense with the Bank of Queensland for the Australian and/or New Zealand markets pursuant to the ebank License Agreement, within 7 business days thereafter, Talisman shall pay to ebank the sum of $250,000 by wire transfer to a bank account designated by ebank.

3.5 ebank Placement. ebank is in the process of commencing the Placement. If ebank does not print and distribute the private placement memorandum for the Placement on or before February 28, 2000, Talisman may cancel the Talisman License Agreement and require ebank to return the ebank Investment Shares.

3.6 New Talisman. If New Talisman has been formed prior to the Closing and can reasonably demonstrate to ebank that it has received ownership of all of Talisman's technology which is the subject of the Talisman License Agreement and related assets, and has been assigned all material contracts and relationships relating to Talisman's technology (including the commitment of Compaq Computer Corporation or one of its Affiliates to contribute cash,

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

     services, or other consideration with an equivalent value of at least $20 million U.S. in exchange for approximately 5% of Talisman's (or New Talisman's) common shares), then Talisman may assign, and ebank consents to the assignment of, this Agreement to New Talisman, and New Talisman shall be responsible for all of the obligations of and shall be entitled to all of the rights of Talisman hereunder, including but not limited to the following: the Talisman Shares shall be issued to New Talisman; the ebank Shares shall be newly issued shares of New Talisman rather than Talisman; New Talisman shall enter into all of the other Transaction Documents at the Closing; the documents to be delivered by ebank to Talisman hereunder shall be delivered to and be reasonably acceptable to New Talisman; New Talisman shall execute a document at Closing making representations and warranties regarding New Talisman substantially the same as those made by Talisman in
     Section 6 below.

4        CLOSING.

4.1 OTS Approval. As soon as practical following the execution of this Agreement, ebank shall submit this Agreement (with Exhibits) to the OTS along with a notice of its intention to consummate the transactions described herein. ebank shall respond to all requests from the OTS for additional information or clarification in a prompt and timely manner. New Talisman shall provide all information as reasonably necessary for ebank to respond to all such requests. The parties shall make such changes and additions to this Agreement and the Transaction Documents as may be reasonably requested or required by the OTS, and which do not materially adversely affect or prejudice either parties' rights or obligations hereunder.

4.2 Closing Date. The Closing shall occur as soon as reasonably practicable following the receipt of a letter from the OTS stating that it will not object to the consummation of the transactions contemplated hereby. The Closing shall occur at a time and place to be mutually agreed upon.

4.3 Closing Deliveries of ebank. At the Closing, ebank shall deliver to Talisman the following in a form reasonably acceptable to Talisman:

(a) legal opinions of counsel to ebank concerning, among other things, the existence and authority of ebank, the due authorization, execution, and delivery of the Transaction Documents by ebank, the validity of the issuance of the Talisman Investment Shares to be issued by ebank to New Talisman hereunder, the enforceability of the Transaction Documents, and other reasonable and customary matters;

(b) a secretary's certificate certifying ebank's articles of incorporation and bylaws and the authority of the persons executing this Agreement and the other Transaction Documents on behalf of ebank;

(c)      the ebank License  Agreement  duly  executed by ebank;

(d)      the New Talisman License  Agreement  duly  executed  by  ebank;

(e)      the  ebank  Investor  Rights Agreement duly executed by ebank;

(f)      the New Talisman Investor Rights Agreement duly executed by ebank;


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

(g) an officer's certificate executed by ebank's Chairman certifying that all of the representations and warranties of ebank contained in the Transaction Documents are true and correct in all material respects as of the Closing; and

(h) certificates, duly endorsed, representing the shares to be issued at the Closing to New Talisman pursuant to Section 2.1 hereof.

4.4 Closing Deliveries of New Talisman. At the Closing, New Talisman shall deliver to ebank the following in a form reasonably acceptable to ebank:

(a) legal opinions of counsel to New Talisman concerning, among other things, the existence and authority of New Talisman, the due authorization, execution, and delivery of the Transaction Documents by New Talisman, the issuance of the shares to be issued by New Talisman to ebank hereunder, the enforceability of the Transaction Documents, and other reasonable and customary matters;

(b) a secretary's certificate, on behalf of Talisman and New Talisman, certifying Talisman's and New Talisman's respective certificates of incorporation and bylaws, and the authority of the persons executing this Agreement on behalf of Talisman and the authority of the persons executing the other Transaction Documents on behalf of New Talisman;

(c)      the ebank License Agreement duly executed by New Talisman;

(d)      the New Talisman License Agreement duly executed by New Talisman;

(e)      the ebank Investor  Rights  Agreement duly executed by New Talisman;

(f)      the  New  Talisman  Investor  Rights  Agreement  duly  executed  by New
         Talisman;

(g) an officer's certificate executed by Talisman's President certifying that all of the representations and warranties of Talisman contained herein are true and correct in all material respects as of the Closing;

(h) an officer's certificate executed by New Talisman's President certifying that all of the representations and warranties of New Talisman contained in the Transaction Documents are true and correct in all material respects as of the Closing; and

(i) certificates, duly endorsed, representing the ebank Investment Shares to be issued to ebank pursuant to Section 2.2 hereof.

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


5 REPRESENTATIONS AND WARRANTIES OF EBANK. ebank represents and warrants to Talisman and New Talisman the following with respect to ebank, and, where appropriate, all subsidiaries and predecessor entities (without limiting the generality of the foregoing, the representations and warranties set forth in
Section 5.7 through 5.22 shall apply to each subsidiary of ebank):

5.1 Organization and Standing. ebank is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, and has all requisite corporate power and authority to carry on its business as currently conducted and as proposed to be conducted.


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


5.2 Corporate Power. ebank has all requisite legal and corporate power to execute and deliver this Agreement and the Transaction Documents, to issue shares of its common stock hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

5.3 Authority. The execution, delivery, and performance of the Transaction Documents, and the consummation of the transactions hereby, have been duly and validly authorized by all necessary corporate action on the part of ebank. The Transaction Documents, when executed and delivered by ebank, shall constitute the valid and binding obligations of ebank enforceable in accordance with their terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally, except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought, and except as may be objected to by the OTS). When issued in compliance with the provisions of this Agreement, the Talisman Investment Shares will be validly issued, fully paid and nonassessable, not subject to any preemptive rights, and free of any Liens.

5.4 Compliance with Other Instruments, etc. Provided that this Agreement and the consummation of all transactions contemplated herein are not objected to by the OTS, ebank's execution and delivery of the Transaction Documents, consummation of the transactions contemplated hereby and thereby, and compliance with the provisions hereof and thereof have not and will not (i) violate or conflict with any of the provisions of the articles of incorporation, bylaws, or other governing documents of ebank; (ii) violate, conflict with, or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document, or instrument to which ebank is a party or by which ebank or any of its properties may be bound; (iii) violate any material provision of any applicable law, rule, or regulation; or (iv) result in the creation or imposition of any material encumbrance upon any asset of ebank.

5.5 Capitalization. As of the date of this Agreement, the authorized capital stock of ebank consists of 10,000,000 shares of common stock, par value $.01 per share, of which 1,469,250 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.01 per share, of which no shares have been issued or are outstanding. All issued and outstanding shares of the capital stock of ebank have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. There are currently 202,125 shares of common stock issuable upon the exercise of options outstanding as of the date of this Agreement, warrants to purchase a number of shares equal to 3% of the shares issued in the Placement will be granted to Sutro at an exercise price of 125% of market value upon the Closing of the Placement, and ebank intends to grant options to purchase 200,000 shares to ebank directors following the Placement. There are no other (and no agreements or commitments with respect to any) warrants, options, conversion rights, preemptive rights, rights of first refusal, or other rights to purchase or acquire any shares of common stock or other equity securities of ebank.

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

5.6 Subsidiaries. Except as set forth on Schedule 5.6 hereto, ebank has no subsidiaries or Affiliates and does not own or control, directly or indirectly, any equity interest in any other corporation, association, or business entity. Schedule 5.6 hereto lists each of ebank's subsidiaries identifying (i) its jurisdiction of incorporation or law under which it was organized, (ii) each jurisdiction in which the character of its assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, (iii) and the number of shares owned and percentage ownership interest represented by such share ownership.

5.7 Assets. Except as set forth on Schedule 5.7 hereto, ebank has good, valid, and marketable title to all of its assets (real and personal, tangible and intangible), free and clear of all Liens. All of ebank's tangible assets are usable in the ordinary course of business consistent with ebank's past practices.

5.8      Intellectual Property.


         (a) Schedule 5.8 hereto (i) lists and describes all patents, patent applications, trade names, trademarks, service marks, copyrights, trademark, service mark and copyright registrations and applications, and all patent, trademark, and service mark licenses, computer software, databases, and all other intellectual property that are owned by or registered in the name of any of the ebank Companies or to which any of the ebank Companies has any rights as licensee or otherwise (excluding operating systems, network software, office productivity software, shrink-wrap, over the counter software, or other software which is not material to the conduct of the ebank Companies' business or operations), which list specifies which items are owned and to which items any of the ebank Companies has rights as a licensee or otherwise; and (ii) lists and describes all contracts, agreements, or understandings pursuant to which ebank has authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clause (i) above.

         (b) The items listed or described in Schedule 5.8 constitute or represent all of the intellectual property necessary to the conduct of ebank's business as currently conducted, and ebank's ownership and use rights with respect thereto are free and clear of all Liens, and ebank has not granted any other party any rights with respect thereto.

         (c) All of ebank's federal trademark or service mark registrations, and all of ebank's applications to register any trademarks or service marks, or any trademark register maintained by the United States Patent and Trademark Office, any similar authority of any other country, or in any state, province, territory, or other government subdivision, are based on truthful affidavits or declarations of use.

         (d) Except as disclosed in Schedule 5.8, ebank has not to its knowledge infringed upon any patent, service mark, trade name, trademark, copyright, trade secret, or other intellectual property right belonging to any other person. To ebank's knowledge, no person is infringing upon any of ebank's patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software, or other intellectual property rights.

         (e) Except as set forth on Schedule 5.8, ebank owns all right, title and interest in and to the intellectual property assets set forth on
         Schedule 5.8 and there are no claims pending or, to ebank's knowledge, threatened against any of the ebank Companies by any person with respect to that company's use of any of the intellectual property assets or any facts known to any of the ebank Companies which could reasonably be expected to serve as the basis for any such claims.

5.9 Financial Statements. ebank's balance sheet and statements of income and changes in financial position (the "Financial Statements") at or for the period ended December 31, 1998, and at any for the nine month interim period ended September 30, 1999, as set forth in the SEC Filings, are true and correct and present a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of ebank as of the dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis.

5.10 Undisclosed Liabilities. Except to the extent reflected in or reserved against in the Financial Statements, or as disclosed in the SEC Filings, ebank has no material liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise, and whether due or to become due. As of the date of the Financial Statements, there was no basis for any assertion against ebank of any liability or obligation that is not fully reflected or reserved against in the Financial Statements.

5.11 Absence of Certain Changes or Events. Since the date of the Financial Statements, ebank has not incurred any material liability (fixed or contingent), subjected any of its assets or properties to any Lien, transferred any of its assets or properties or transferred or granted any rights under or with respect to any license, agreement, trademark, trade name, copyright, know-how, technical assistance or other intellectual property assets, made or entered into any material contract or commitment, or declared any dividend or made any payment or distribution to ebank's shareholders except in the ordinary course of business.

5.12 Tax  Matters.  ebank  correctly  and timely   filed all tax returns for all
     periods, and ebank is not the subject of any inquiry, investigation, or audit that could have a Material Adverse Effect on ebank.

5.13 Books and Records. ebank's stock books, minute books, books of account, ledgers of account, computer data, and other financial and corporate records are in all material respects complete and correct and are maintained in accordance with good business practices. ebank has not made any questionable, improper, or illegal corporate payments, guarantees, or commitments. ebank's minute books contain accurate records of all meetings and accurately reflect all corporate actions of the shareholders and directors of ebank.

5.14 Contracts Schedule 5.14 hereto lists all material contracts, leases, letters of intent and commitments to which ebank is a party or to which its assets are bound including, without limitation, any that involve the payment or receipt of more than $50,000 in cash, goods or services, but excluding loan agreements and other agreements entered into with banking customers in the ordinary course of its banking business, and true and complete copies of such contracts have been included in the SEC Filings. ebank is not a party to any material oral contracts, letters of intent, or other binding commitments.

5.15 Permits. ebank holds free and clear all permits, licenses, franchises, and authorizations from its regulatory authorities as are necessary to conduct ebank's business (the "Company Permits"). No event has occurred that allows (nor after notice or lapse of time or both would allow) revocation or termination of any Company Permit or would result in any other impairment of the rights of the holder of any Company Permit.

5.16 Litigation.  Except  as  described  in  the  SEC  Filings,  ebank  has  not instituted, and is not a party to, any action, suit, proceeding or investigation against any party. Except as described in the SEC Filings or in Schedule 5.16, there are no actions, suits, investigations, or proceedings pending or threatened against ebank or its properties before any court or governmental agency which may result in a Material Adverse Effect on ebank, or in any material impairment of the right or ability of ebank to carry on its business, or in any material liability on the part of ebank, and none of which questions the validity of this Agreement or any action taken or to be taken in connection herewith and therewith; to ebank's knowledge, there are no existing facts or circumstances which could reasonably form the basis on which any such action, suit, proceeding or investigation might be commenced with any reasonable likelihood of success.

5.17 Labor Matters. ebank is in material compliance with all laws, regulations, orders and rules respecting employment and employment practices, terms and conditions of employment, wages, and hours.

5.18 Employees. No employee or consultant of ebank is in violation of any term of any employment contract, intellectual property disclosure agreement, or any other contract or agreement relating to the relationship of any such person with ebank or any other party because of the nature of the business conducted or proposed to be conducted by ebank. ebank is not aware of any key employee of ebank who has any plans to terminate his or her employment with ebank.

5.19 Employee Benefit Plans and Arrangements. All of the ebanks Companies' employee benefit plans have been maintained, funded, and administered in material compliance, in all respects, with all applicable rules, laws and regulations, including but not limited to the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 (the "Tax Code"). There are no penalties, interest, or taxes related to the employee benefit plans due to any federal or state authority. Any such employee benefit plan which is intended to be a qualified plan under Tax Code
     Section 401(a) has received a favorable determination letter from the Internal Revenue Service and, to the knowledge of the ebank Companies, no fact exists which could adversely affect the qualified status of any such plans.

5.20 Environmental Matters. ebank and its properties are in compliance with all environmental laws, rules, and regulations and there are no circumstances affecting ebank's premises, business, or operations conducted by or on behalf of ebank which may (i) justify or lead any government or semi-governmental authority to issue any notice, direction, or order requiring clean-up, decontamination, remedial action, or making good under any environmental law, or (ii) give rise to a claim by any third party arising from property damage or personal injury or death caused by any hazardous material of whatever nature caused or contributed to in whole or in part by ebank or ebank's premises, operations, or business.

5.21 Governmental Consent, Etc. Other than in connection or compliance with the provisions of applicable federal banking laws, and other than consents required from the OTS, no consent, approval, or authorization of or designation, declaration, or filing with any governmental authority on the part of ebank is required in connection with the valid execution and delivery of this Agreement, or the offer, sale, or issuance of the Talisman Investment Shares hereunder, or the consummation of any other transaction contemplated hereby or by the Transaction Documents.

5.22 Reports. Since the date of organization, ebank has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the OTS, the Federal Deposit Insurance Corporation, or the SEC. As of their respective dates, each report and document, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable laws, rules, and regulations. As of its respective date, each report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed document.

5.23 Offering. Subject to the accuracy of New Talisman's representations to be delivered at the Closing pursuant to this Agreement, the offer, sale, and issuance of the Talisman Investment Shares will constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933.

5.24 Restrictions on Resale. ebank is acquiring the ebank Investment Shares for its own account and not for distribution or resale to others, and it agrees that it will not sell or otherwise transfer the ebank Investment Shares unless the transfer of the shares has been registered under the Securities Act of 1933 and applicable state securities laws (which may be pursuant to the registration rights being granted by Talisman to ebank), or, in the opinion of counsel to New Talisman, an exemption therefrom is available. ebank acknowledges that the certificates representing the ebank Investment Shares will contain a legend stating that their issuance has not been registered under the Securities Act of 1933 or any state securities laws and referring to the above restrictions on transferability and sale.

5.25 Material Facts. This Agreement, its schedules, the SEC Filings, and each other agreement, document, certificate, or written statement furnished, or to be furnished, to Talisman through the Closing by or on behalf of ebank in connection with the transactions contemplated hereby (including, without limitation, the other Transaction Documents), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein in light of the circumstances in which they were made not misleading, except to the extent previously corrected by a subsequently furnished document. To the best knowledge of ebank, there is no fact which has not been disclosed herein by ebank to Talisman and which may materially adversely affect the business, properties, assets, or condition, financial or otherwise, of ebank, except for facts relating to general economic and regulatory conditions which may affect all companies which are in a similar industry in the same manner.

5.26 Insurance. All insurance policies of the ebank Companies are valid, outstanding and in full force and effect and all premiums have been paid currently. All such policies are sufficient for compliance with all agreements to which any of the ebank Companies is a party and are sufficient to insure each of such companies against the customary risks of their business operations in amounts customary to such business activities. Further, The Bank's customer accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent such insurance is legally available and The Bank is in compliance with all requirements of the FDIC regarding such insurance.

6 REPRESENTATIONS AND WARRANTIES OF TALISMAN. Talisman and/or New Talisman, as indicated in each of the following subsections, represents and warrants to ebank the following with respect to Talisman and, where appropriate, all predecessor entities, provided that, except for those representations and warranties contained in Sections 6.1 through 6.7, no representation or warranty of Talisman shall survive the assignment of Talisman's rights hereunder pursuant to Section
3.5 hereof:

6.1 Organization and Standing. Talisman is a corporation duly organized, validly existing, and in good standing under the laws of the British Virgin Islands, and has all requisite corporate power and authority to carry on its business as currently conducted and as proposed to be conducted.

6.2 Corporate Power. Talisman has all requisite legal and corporate power to execute and deliver the Transaction Documents, to issue the shares to be issued hereunder, and to carry out and perform its obligations under the terms of the Transaction Documents.

6.3 Authority. The execution, delivery, and performance of the Transaction Documents, and the consummation of the transactions hereby, have been duly and validly authorized by all necessary corporate action on the part of Talisman. The Transaction Documents, when executed and delivered by Talisman, shall constitute the valid and binding obligations of Talisman enforceable in accordance with their terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). When issued in compliance with the provisions of this Agreement, the ebank Investment Shares will be validly issued, fully paid and nonassessable, not subject to any preemptive rights and free of any Liens.

6.4 Compliance with Other Instruments, etc. Talisman's execution and delivery of the Transaction Documents, consummation of the transactions contemplated hereby and thereby, and compliance with the provisions hereof and thereof have not and will not (i) violate or conflict with any of the provisions of the articles of incorporation, bylaws, or other governing documents of Talisman; (ii) violate, conflict with, or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document, or instrument to which Talisman is a party or by which Talisman or any of its properties may be bound; (iii) violate any material provision of any applicable law, rule, or regulation; or (iv) result in the creation or imposition of any material encumbrance upon any asset of Talisman.

6.5 Capitalization. As of the date of this Agreement, the authorized capital stock of Talisman consists of 50,000 shares of common stock, par value
     $1.00 per  share,  of which  50,000  shares  are  issued  and  outstanding.
     Schedule 6.5 hereto sets forth a list of all Talisman shareholders and the number of shares held by each. All issued and outstanding shares of the capital stock of Talisman have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. There are no outstanding (and no agreements or commitments with respect to any) warrants, options, conversion rights, preemptive rights, rights of first refusal, or other rights to purchase or acquire any shares of common stock or other equity securities of Talisman.

6.6 Subsidiaries. Except as set forth on Schedule 6.6 hereto, Talisman has no subsidiaries or Affiliates and does not own or control, directly or indirectly, any equity interest in any other corporation, association, or business entity. Schedule 6.6 lists each of Talisman's subsidiaries identifying (i) its jurisdiction of incorporation or law under which it was organized, (ii) each jurisdiction in which the character of its assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, (iii) and the number of shares owned and percentage ownership interest represented by such share ownership.

6.7 Assets. Except as set forth on Schedule 6.7 hereto, Talisman has good, valid, and marketable title to all of its assets (real and personal, tangible and intangible), free and clear of all Liens. All tangible assets of Talisman are usable in the ordinary course of business consistent with Talisman's past practices.

6.8      Intellectual Property.

(a) Schedule 6.8 hereto (i) lists and describes all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, and all patent, trademark, and service mark licenses, copyrights, computer software (excluding operating systems, network software, office productivity software, shrink-wrap, over the counter software, or other software which is not material to the conduct of New Talisman's business or operations), databases, and all other intellectual property that will be, immediately following the Closing, owned by or registered in the name of New Talisman or to which New Talisman will then have any rights as licensee or otherwise, which list specifies which items are owned and to which items New Talisman will have rights as a licensee or otherwise; and (ii) lists and describes all contracts, agreements, or understandings pursuant to which New Talisman will have authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clause
         (i) above.

(b) The items listed or described in Schedule 6.8 constitute or represent all of the intellectual property necessary to the conduct of New Talisman's business, and New Talisman's ownership and use rights with respect thereto will be, immediately following the Closing, free and clear of encumbrances.

(c) Talisman has not infringed upon any patent, service mark, trade name, trademark, copyright, trade secret, or other intellectual property right belonging to any other person. To Talisman's knowledge, no person is infringing upon any of Talisman's patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software, or other intellectual property rights.

(d) Except as set forth on Schedule 6.8, Talisman owns all right, title and interest in and to the intellectual property assets set forth on
         Schedule 5.8 and there are no claims pending or, to Talisman's knowledge, threatened against any of the Talisman Companies by any person with respect to that company's use of any of the intellectual property assets or any facts known to any of the Talisman Companies which could reasonably be expected to serve as the basis for any such claims.

6.9 Financial Statements. New Talisman will deliver, at the Closing, to ebank New Talisman's balance sheet (the "Balance Sheet") as of the date of the Closing. The Balance Sheet will be true and correct and present a fair and accurate presentation of the financial condition and assets and liabilities (whether accrued, absolute, contingent, or otherwise) of Talisman as of the date thereof, in accordance with generally accepted accounting principles applied on a consistent basis.

6.10 Undisclosed Liabilities. As of the Closing, except to the extent reflected in or reserved against in the Balance Sheet, New Talisman will have no material liabilities or obligations of any nature, whether absolute, accrued, contingent, or otherwise, and whether due or to become due. There will be no basis for any assertion against New Talisman of any material liability or obligation as of the Closing that is not fully reflected or reserved against in the Balance Sheet.

6.11 Books and Records. The stock books, minute books, books of account, ledgers of account, computer data and and other financial and corporate records of Talisman in all material respects complete and correct and are maintained in accordance with good business practices. Talisman has not made any questionable, improper, or illegal corporate payments, guarantees, or commitments. The minute books of Talisman contain accurate records of all meetings and accurately reflect all corporate actions of the shareholders and directors of Talisman. This representation shall be made solely as to New Talisman following its formation pursuant to Section 3.6.

6.12 Contracts. Schedule 6.12 hereto lists (or prior to the Closing will list) all material contracts, leases, letters of intent and commitments to which Talisman is a party or to which its assets are bound, and which will be assigned to New Talisman, including but not limited to those that involve the payment or receipt of more than $50,000, and true and complete copies of such contracts have been furnished to ebank. New Talisman as of the Closing will not be a party to any material oral contracts, letters of intent, or other binding commitments.

6.13 Litigation. Talisman has not instituted, and is not a party to, any action, suit proceeding or investigation against any party. There are no actions, suits, investigations, or proceedings pending or threatened against Talisman or its properties before any court or governmental agency which may result in a material adverse change in the business or financial condition of Talisman or any of its properties or assets, or in any material impairment of the right or ability of Talisman to carry on its business, or in any material liability on the part of Talisman, and none of which questions the validity of this Agreement or any action taken or to be taken in connection herewith and therewith; to New Talisman's knowledge, there are no existing facts or circumstances which could reasonably form the basis on which any such action, suit, proceeding or investigation might be commenced with any reasonable likelihood of success.

6.14 Labor Matters. Talisman is in material compliance with all rules respecting employment and employment practices, terms and conditions of employment, wages, and hours.

6.15 Employees.  No employee or  consultant  of Talisman is in  violation of any term of any employment contract, intellectual property disclosure agreement, or any other contract or agreement relating to the relationship of any such person with Talisman or any other party because of the nature of the business conducted or proposed to be conducted by Talisman. Talisman is not aware of any key employee of Talisman who has any plans to terminate his or her employment with Talisman.

6.16 Environmental Matters. Talisman and its properties are in material compliance with all environmental laws, rules, and regulations and there are no circumstances whatsoever affecting Talisman's premises, business, or operations conducted by or on behalf of Talisman which may (i) justify or lead any government or semi-governmental agency to issue any notice, direction, or order requiring clean-up, decontamination, remedial action, or making good under any environmental law, or (ii) give rise to a claim by any third party arising from property damage or personal injury or death caused by any hazardous material of whatever nature caused or contributed to in whole or in part by Talisman or its premises, operations, or business.

6.17 Governmental Consent, Etc. Other than in connection or compliance with the provisions of applicable federal banking laws, no consent, approval, or authorization of or designation, declaration, or filing with any governmental authority, or any other person or entity, on the part of Talisman is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale, or issuance of the shares to be issued hereunder, or the consummation of any other transaction contemplated hereby.

6.18 Offering. Subject to the accuracy of ebank's representations in this Agreement, the offer, sale, and issuance of the ebank Investment Shares constitute transactions exempt from the registration requirements of
     Section 5 of the Securities Act of 1933.

6.19 Restrictions on Resale. Talisman is acquiring the Talisman Investment Shares for its own account and not for distribution or resale to others, and it agrees that it will not sell or otherwise transfer the Talisman Investment Shares unless the transfer of the shares has been registered under the Securities Act of 1933 and applicable state securities laws (which may be pursuant to the registration rights being granted by ebank to Talisman), or, in the opinion of counsel to ebank, an exemption therefrom is available. The certificates representing the Talisman Investment Shares will contain a legend stating that their issuance has not been registered under the Securities Act of 1933 or any state securities laws and referring to the above restrictions on transferability and sale.

6.20 Material Information. Talisman acknowledges that in connection with this Agreement it has obtained material, nonpublic information about ebank and that any person who has received material, nonpublic information about a company is prohibited from purchasing or selling securities of that company in the open market and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell the securities. Talisman agrees to comply with this restriction and to cause its employees, directors, and affiliates to comply with this restriction.

6.21 Material Facts. This Agreement, its Schedules, and each other agreement, document, certificate, or written statement furnished, or to be furnished, to ebank through the Closing by or on behalf of Talisman in connection with the transactions contemplated hereby, (including, without limitation, the other Transaction Documents, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein in light of the circumstances in which they were made not misleading, except to the extent previously corrected by a subsequently furnished document. To the best knowledge of Talisman, there is no fact which has not been disclosed herein to ebank and which may materially adversely affect the business, properties, assets, or condition, financial or otherwise, of Talisman, except for facts relating to general economic and regulatory conditions which may affect all companies which are in a similar industry in the same manner.

7        OTHER COVENANTS.

7.1 Performance of Obligations. Each of ebank and Talisman shall fully and faithfully carry out all of their obligations under this Agreement.

7.2 Material Adverse Effects. Each party shall promptly notify the other of any Material Adverse Effects.

7.3 Access. Prior to the Closing, each of ebank and Talisman shall (i) provide the other party and its designees (officers, counsel, accountants, and other authorized representatives) with such information as it may from time to time reasonably request with respect to the transactions contemplated by this Agreement; (ii) provide the other party and its designees complete access to personnel, counsel, and accountants as it or its designees may from time to time reasonably request; and (iii) permit the other party and its designees to make such inspections of the premises of the other party as it may reasonably request. No such investigation shall limit or modify in any way either party's obligation with respect to any breach, inaccuracy, or untruth of its representations, warranties, covenants, or agreements contained herein.

7.4 Expenses. Whether or not the expenses are incurred before or after the Closing, each of the expenses incurred by ebank and Talisman in connection with the authorization, preparation, execution, and performance of this Agreement and the Transaction Documents, including without limitation all fees, commissions, and expenses of agents, representatives, counsel, accountants, brokers and finders, shall be paid by the party that incurred such expenses.

7.5 No Public Announcements. Prior to Closing, without the prior written consent of the other party, neither ebank nor Talisman shall make any press release or other public disclosure, or make any statement to any customer, supplier, or other person with regard to the transactions contemplated by this Agreement. Notwithstanding, ebank may make such disclosures as it determines to be necessary or advisable with the assistance of counsel in any filings with the SEC, any private placement memorandum or other document associated with any of ebank's capital raising efforts, or as otherwise required by any law, rule, or regulation. ebank shall afford Talisman a reasonable opportunity to review and comment on any such disclosure in any SEC filing or offering document prior to its use or disclosure. After Closing, without the prior written consent of the other party, neither ebank nor Talisman shall make any press release or other public disclosure, or make any statement to any customer, supplier, or other person with regard to the transactions contemplated by this Agreement, except as required by law in consultation with the other party.

7.6      Further Assurances.

(a)      Pending  the  Closing,  ebank and  Talisman  shall take all  reasonable actions necessary to obtain (and shall cooperate with others in obtaining) all filings necessary to receive governmental authorizations, consents, and approvals for the valid consummation of the transactions contemplated hereby.

(b) From and after Closing, ebank and New Talisman shall execute and perform all such other acts, deeds, and documents as the other party may from time to time reasonably require in order to carry out the intent of this Agreement.

7.7 Standstill. Neither party may purchase on the open market or otherwise any shares of the common stock of the other or any option, warrant, or other derivative thereof without the express written consent of the other party, or during any period during which a party has possession of material non-public information concerning the other party or its assets,
     liabilities,   business,   prospects,   financial  status  or  results,  or
     otherwise.

8 CONDITIONS TO CLOSING OF TALISMAN. Talisman's obligation to cause New Talisman to execute the Transaction Documents and to issue the ebank Investment Shares to ebank at the Closing is, at the option of Talisman, subject to the fulfillment of the following conditions:

8.1 Representations and Warranties Correct. The representations and warranties made by ebank in Section 5 shall have been materially true and correct when made, and shall be materially true and correct as of the date of Closing with the same force and effect as if they had been made on and as of such date.

8.2 Material Adverse Effects. There shall have been no change in the business, assets, liabilities, or intellectual properties of ebank or other change, occurrence, or event which has had or may be reasonably expected to have a Material Adverse Effect (whether or not such change is referred to or described herein).

8.3 Covenants. All covenants, agreements, and conditions contained in the Transaction Documents to be performed by ebank on or prior to the Closing Date shall have been performed or complied with.

8.4 Due Diligence. Talisman shall have completed to its reasonable satisfaction all due diligence regarding ebank, and shall not have identified any fact or circumstance which would have a Material Adverse Effect on this
     Agreement, the Transaction Documents, or any right of Talisman or obligation of ebank under any of them.

8.5 Documents. ebank shall have executed and delivered to Talisman the documents required by Section 4.3.

8.6 Blue Sky. If applicable, ebank shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the shares.

8.7 Required Governmental Approvals. All filings necessary to receive governmental authorizations, consents, and approvals for the valid consummation of the transactions contemplated hereby, shall have been made on or prior to closing date

8.8 Board Approval. Talisman shall have received the approval of its board of directors to complete all of the transactions set forth herein.


9 CONDITIONS TO CLOSING OF EBANK. ebank's obligation to execute the Transaction Documents and to issue the Talisman Investment Shares to Talisman at the Closing is, at the option of ebank, subject to the fulfillment of the following conditions:


9.1 Representations and Warranties Correct. The representations and warranties made by Talisman and/or New Talisman in Section 6 shall have been true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date.

9.2 Material Adverse Effects. There shall have been no change in the business, assets, liabilities, or intellectual properties of Talisman or other change, occurrence, or event which has had or may be reasonably expected to have a Material Adverse Effect (whether or not such change is referred to or described herein).

9.3 Covenants. All covenants, agreements, and conditions contained in the Transaction Documents to be performed by Talisman or New Talisman on or prior to the Closing Date shall have been performed or complied with.

9.4 Due Diligence. ebank shall have completed to its reasonable satisfaction all due diligence regarding Talisman and its technology. ebank shall have received or waived its right to receive an opinion of an investment bank or other appraiser acceptable to ebank that the relative valuation of Talisman and ebank are such to support the exchange of stock hereunder. ebank shall not have identified any fact or circumstance which would have a Material Adverse Effect on this Agreement, the Transaction Documents, or any right of ebank or obligation of Talisman under any of them.

9.5 Documents: Talisman shall have executed and delivered to ebank the documents required by Section 4.4.

9.6 Blue Sky. If applicable, Talisman shall have obtained all necessary Blue Sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of the Shares.

9.7 Board Approval. Ebank shall have received the approval of its board of directors to complete all of the transactions set forth herein.

9.8  OTS  Letter.   ebank  shall  have   received  from  the  OTS  a  letter  of
     non-objection   to  the   transactions   contemplated  by  the  Transaction
     Documents.

10       MISCELLANEOUS PROVISIONS.

10.1 Rights Not Exclusive. No right or remedy of either party provided hereby shall be exclusive of any other right or remedy.

10.2 No Waiver. No failure of either party to exercise any of its rights under any provision of this Agreement or waiver of any breach of the terms of this Agreement by the other party shall be construed as waiver of such rights or of any other breach of the same or any other provision hereof.

10.3 Notices. All notices, requests and other communications required or permitted to be given or delivered hereunder to either party (or to New Talisman) should be in writing, and shall be personally delivered, or sent by certified or registered mail, postage prepaid and addressed, or by overnight courier such as Federal Express to such party (and, in the case of New Talisman, to the same address as for Talisman) at the address shown on the first page of this Agreement, or at such other address as shall have been furnished by notice given in compliance with this section. All notices, requests and other communications shall be deemed to have been given upon delivery as evidenced by the return receipt or delivery records of the courier.

10.4 Entire Agreement. The parties agree that as of the date of this Agreement and as of the date of Closing, the Transaction Documents, and all exhibits and attachments hereto, contain the entire agreement between the parties concerning the subject matter hereof.

10.5 Amendment, Waiver. This Agreement may not be amended or altered and no rights shall be deemed waived unless such amendment or waiver is set forth in writing and executed by all parties hereto.

10.6 Assignment. This agreement may not be assigned by either party without the express written consent to of the other party. This agreement shall be binding upon and shall inure to the benefit of each party's permitted successors and assigns. Notwithstanding the foregoing, either party may perform its obligations through and assign its rights hereunder to one or more of its subsidiaries upon prior written notice to the other party, provided that the signatory to this agreement shall remain primarily liable for the performance and actions of any assignee.

10.7 Severability. If any provision of this Agreement should be held to be invalid, illegal or unenforceable, then such provision shall be construed in such a way as to make such provision enforceable, this Agreement shall be construed as if such provision had never been contained herein, or the parties shall incorporate an enforceable provision with the same or similar intended effect of the invalid or unenforceable provision, and such invalidity, illegality or unenforceability shall not affect any other provision hereof.

10.8 Headings. The headings contained in this Agreement are for convenience only and shall be ignored when interpreting this Agreement and shall not be construed to alter or change any provision hereof.

10.9 Choice of Law. This agreement shall be governed by the laws of the State of Georgia without regard to its choice of law rules.

10.10 Force Majeure. Neither party shall be in default by reason of any failure in the performance of this Agreement (other than a failure to make payment when due or to comply with restrictions upon the use of any confidential information or trade secrets) if such failure arises out of any act, event or circumstance beyond the reasonable control of such party, whether or not otherwise foreseeable. The party so affected will resume performance as soon as reasonably possible.

10.11  Enforcement. If  either  party  brings  an  action  under  this Agreement
     (including appeal), the prevailing party shall be entitled to recover reasonable attorneys' fees and costs.

10.12 Counterparts. This Agreement may be executed in one or more counterparts, which when fully executed and delivered by the parties shall constitute one and the same instrument, binding against both ebank and Talisman. To the maximum extent permitted by law or by any applicable governmental authority, any document may be signed and transmitted by facsimile with the same validity as if it were an ink-signed document. Each signatory below represents and warrants by his or her signature that he or she is duly authorized (on behalf of the respective entity for which such signatory has acted) to execute and deliver this instrument and any other document related to this transaction, thereby fully binding each such respective entity.

                           [signatures to be attached]

            Signature Page to the Stock Exchange and Rights Agreement

         IN WITNESS WHEREOF, the undersigned hereby executes this Stock Exchange and Rights Agreement as of the date set forth on such agreement.

ebank.com, Inc.                          Talisman Entertainment, Inc.

By:    /s/  Richard A. Parlontieri       By: /s/  Michael J. Milne
   --------------------------------          ---------------------------
         Richard A. Parlontieri                   Michael J. Milne
         Chairman and CEO                         President and CEO

                                  Schedule 5.6

                               ebank Subsidiaries

ebank, a federally chartered thrift, wholly owned by ebank.com, Inc.

Commerce Mortgage Company, LLC, a Georgia limited liability company. Owned 75% by ebank, 12.5% by each of two individuals. All operations have been absorbed by ebank. It is a shell with $75,000 in book value of computers, leasehold improvements, software, etc. It owes ebank about $300,000, so it has a negative book value of approximately ($225,000).

                                  Schedule 5.7

                      Exceptions to ebank's title to assets

None.

                                  Schedule 5.8

                           ebank Intellectual Property

Software Licenses

The Phoenix  Banking System from Phoenix  International  Ltd.,  Inc.,  including intranet (core banking system)
CFI from Concentrics (loan and deposit front end)
Webtone Lyric from Webtone Technologies (telephony service for call center) NetZee ATM processor and bill pay from Netzee
The  Connection  from The Bankers Bank (wire  transfer,  ACH, EFT)
TranPak from The Intercept Group (ATM cards and reporting) real secure intrusion detection system from ISS
Eservices  managed firewall from ISS
Penware from Penware Technologies  (digital signature capture)
The Esweep Account from SEI (product  software)
Credit Base from Equifax (credit bureau  reporting)
Dunn & Bradstreet  credit inquiry program
CreditPak from IFS (credit analysis)
UPS shipping software
Winpak from ADT (security  software)
AOE 3 from Clark American (check  ordering)
MSOES from Main Street Checks  (internet checking)
IRS Reporter  from Data Systems  Design (IRS  reporting  software)
IPS from  Sendero  (accounts  payable)
Webtrends  Enterprise  Suite from  Webtrends (internet  site  management)
PGP  Enterprise  Security from Network  Associates (encryption)

Software Owned

ebank website
interfaces for internet banking products

Trademarks and Domain Names

ebank has filed application with the U.S. Patent and Trademark Office for the following marks:

         ebank with design
         ebank with design  (different)
         ebank.com with design
         Ready to Grow
         iworldbanc.com (iwb)
         ESWEEP
         Prime Timers Account
ebank has filed application for either ebank with design or ebank.com with design in the following countries:

1.       Argentina
2.       Bahamas
3.       Bahrain
4.       Bermuda
5.       Brazil
6.       Canada
7.       Chile
8.       China
9.       Colombia
10.      Czech Republic
11.      Egypt
12.      European Union
13.      France
14.      Germany
15.      Hong Kong
16.      Israel
17.      Jamaica
18.      Japan
19.      Liechtenstein
20.      Mexico
21.      Monaco
22.      Norway
23.      Oman
24.      Paraguay
25.      Poland
26.      Qatar
27.      St. Kitts and Nevis
28.      St. Lucia
29.      Saudi Arabia
30.      Singapore
31.      South Africa
32.      Taiwan
33.      Tunisia
34.      Turkey
35.      United Kingdom, including Scotland and Northern Ireland
36.      Venezuela
37.      Vietnam
38.      Yugoslavia

Additional applications are being prepared for filing in other countries at this time.

ebank has acquired the following U.S. domain names:

         ebank.com                          banknekkid.com
         e-commercebank.com                 ebanksucks.com
         ecommercebanc.com                  iworldbanc.com
         ecommercebancshares.com            networldbanc.com
         ebanknaked.com                     gigabank.com
         banknaked.com

ebank has submitted domain name acquisition requests and has acquired the international domain names listed under the columns "submitted" and "confirmed" on Attachment A to this Schedule 5.8.

Known conflicts and exceptions to ebank's title in its trademarks:

1. Below is a list of the countries where the country specific domain name for ebank has already been acquired by another party:

--------------------------------------------------------------------------------
Australia - commercial                    Romania
Austria - commercial                      Russia
British Virgin Islands                    Slovak
Canada                                    Tonga
China commercial                          Turks and Caicos Islands
Czech Republic                            U.K.
Denmark                                   Argentina commercial
Germany                                   Ascension
Hong Kong commercial                      Bermuda
Italy                                     Chile
Japan commercial                          Heard and Mcdonald Islands
Liechtenstein                             Malaysia commercial
Luxembourg                                New Zealand commercial
Mexico commercial                         Niue
Montserrat                                Philippines
Netherlands                               South Africa commercial
Republic of Korea commercial              Yugoslavia commercial
----------------------------------------- --------------------------------------

(if the above contains "commercial", this refers to the country's commercial subdomain - e.g. Japan commercial means ".co.jp")

2. The following entities have notified ebank of a claimed conflict with ebank's use of the mark "ebank" in the United States:

         a. Huntington Bancshares, Incorporated - holds the federal registration for "E-Bank." Huntington and ebank have filed suit against one another on this matter.

         b. USABanc.com, Inc. of Philadelphia, PA - sent demand letter June 28, 1999. ebank.com did not respond. No further action since that time.

         c. Busey Bank has used "Busey ebank" on its web page since prior to the time ebank.com, Inc. began using ebank. Busey Bank's attorney contacted us around the time we received the demand letter from Huntington. Busey Bank had also received a demand letter from Huntington. As of this date, Busey Bank has not demanded or requested that ebank.com cease using the mark "ebank."

3. We know of the following uses of "ebank" or derivatives thereof in the United States:

         a. Stillwater National Bank & Trust Company holds an Ohio state registration for "EBANK" and uses the domain name www.snb-ebank.com.

         b. Earlham Savings Bank holds an Iowa state registration for E Bank.

         c. First-Citizens Bank & Trust Company in Raleigh, North Carolina has a North Carolina state registration for "EBANK" and also uses "ebanking" in its online banking service.

         d. Wyoming Bank and Trust advertises its coming "eBank" on the website www.wyobank.com.

         e. A common law search found: (1) China Everbright Bank uses "Ebank" for banking services; (2) First Union uses "ebank" for free bank accounts; and Thai Farmers Bank Plc of Thailand uses "e-Web-Bank" for online banking services.

         f. Evision Inc. has a subsidiary named "Ebanker USA.com".

4. Ebank is aware of the following applications for possibly conflicting marks that have been filed with the United States Patent & Trademark Office ("USPTO"). We have no information on whether the marks described in the applications were ever used, or are currently being used and thus may have acquired certain common law rights, by the respective applicants.

         a. The Pathways  Group,  Inc.  filed an intent to use  application  for
         "E-BANK"  on  March  16,  1998.  This   application  was  abandoned  at
         applicant's request.

         b. John N. Vatistas filed an intent to use application for "E BANK" on July 18, 1995. The application was later abandoned due to the failure of the applicant to respond to an office action from the USPTO.

         c. Alexander Major filed an intent to use application for "E BANK" on July 3, 1996. The application was abandoned September 29, 1997 due to his failure to respond to the USPTO office action.

         d.  Financialware,   Inc.  filed  an  intent  to  use  application  for
         "E://BANKING."   This  application  was  later  abandoned  due  to  the
         applicant's failure to respond to the USPTO office action.

         e. First Federal Savings and Loan Association of Charleston (South Carolina) filed an intent to use application for "E-BANKER" on March 10, 1997. This application was abandoned May 27, 1998.

         f. John B. Beausang filed an intent to use application for "BANK.COM" on March 11, 1998. The applicant's response to the USPTO final office action was filed December 4, 1999.

         g. ECOM Corporation filed an intent to use application for "EBANKS." The application was abandoned June 15, 1999 due to the applicant's failure to respond to the USPTO office action.

         h. Glenn M. Kelley, President of ORCA Financial Solutions Corp. filed an intent to use application for e bank on April 23, 1998. The application was abandoned due to the applicant's failure to respond to the USPTO office action.

         i. Information and Database Network, Inc. filed an application for "E bank." An office action containing a final refusal of the application was mailed to the applicant on January 14, 2000.

         j. Gilles W. Desaulniers filed an application for "WWW.FIRSTEBANK.COM FIRST EBANK.COM FIRST EBANK" on December 8, 1999. The claimed date of first use is October 28, 1999.

         k. Gilles W. Desaulniers also filed a use application for "FIRSTEBANK FIRST-EBANK FIRSTEBANK.COM FIRSTEBANKS" on October 15, 1999. The claimed date of first use is July of 1998 and the claimed date of first use in interstate commerce is January 1, 1999.

         l. Sanwa Bank California filed an intent to use application for "SANWA EBANK" on June 29, 1999.

         m. Financial Services Provider Network, Inc. filed an intent to use application for "EBANCARD" on September 21, 1999.

         n. First National Bank of Omaha filed an intent to use application for "1ST EBANK" on July 6, 1999.

         o. First National Bank of Omaha also filed an intent to use application for "FIRST EBANK" on July 6, 1999.

         p. Patriot Bank filed an intent to use application for "AMERICA'S E-BANK" on April 26, 1999.

         q. Patriot Bank also filed an intent to use application for "PATRIOT E-BANK.COM" on April 26, 1999.

         r. City National Bank filed an intent to use application for "CITY NATIONAL E-BANK" on October 5, 1999.

         s. el Banc.com Corp. filed an intent to use application for "E ONE BANK" on June 10, 1999.

         t. Angeltips.com filed an intent to use application for "/E-BANKER/" on July 22, 1999.

         u. Harbor Florida Bancshares, Inc. filed an intent to use application for "EBANKER" on August 16, 1999.

         v. Burr Wolff, L.P. filed an intent to use application for "E BANK BILL" on July 26, 1999.

         w. Pepperell Trust Company filed an intent to use application for "E/BANC" on November 3, 1998.

         x. eBanker USA.com, Inc. filed an intent to use application for "EBANKERUSA.COM, INC." on August 18, 1999.

         y. Access Global Financial Corp. filed an intent to use application for "EBANKGLOBAL" on April 26, 1999.

         z.  Access  Global   Financial  Corp.  also  filed  an  intent  to  use
         application for "EBANKGLOBAL.COM" on April 26, 1999.

         aa.   AcuPrint,   Inc.   filed  an  intent  to  use   application   for
         "EBANKLINK.COM" on June 10, 1999.

         bb. John R. Brick filed an intent to use application for "EBANKUSA" on January 8, 1999.

         cc. eBanx Limited filed a use application for "EBANX" on June 4, 1999. The claimed date of first use is December 1, 1997.

         dd. First Coastal Bank, N.A. filed an intent to use application for "EBUSINESSBANK" on July 28, 1999.

         ee. Pennsylvania State Bank filed an intent to use application for "PSBEBANK" on October 6, 1999.

         ff. Pacific & Western Credit Corp. filed an intent to use application for "EBANK OF CANADA" on December 2, 1999.

         gg. Pacific & Western Credit Corp. also filed an application for "EBANKOFCANADA.COM" on December 2, 1999.

         hh. Bank of Hawaii filed an intent to use application for "E-BANKOH" on December 2, 1999. Bank of Hawaii uses "e-BANKOH" on its web site.

         ii. Unity Bank filed an intent to use application for "U NET E. BANKING" on November 18, 1999.

         jj. Unity Bank also filed an intent to use application for "net e. banking" (with design) on November 18, 1999.

         kk. e-piggybank.com, Inc. filed an intent to use application for "E-PIGGYBANK.COM" on July 14, 1999.

         ll. Market Domain, Inc. filed an intent to use application for "E-NATIONALBANK" on July 6, 1999.

         mm. E*TRADE Group filed an intent to use application for "E*TRADE BANK" on August 23, 1999.

         nn. E*TRADE Group, Inc. filed five different intent to use applications for "It's Time for E*Trade Bank" for goods and services relating to financial services.

         oo. ENBA Ltd. filed an intent to use application for "FE FIRST-E THE INTERNET BANK" on October 8, 1999.

         pp. ENBA Ltd. filed an intent to use application for "fe first-e the internet bank" (with design) on October 8, 1999.

         qq. Hampden Savings Bank, Inc. filed a use application for "YOUREBANK" on October 12, 1999. The claimed date of first use is August 5, 1999.

         rr. SouthTrust Corporation filed an intent to use application for "E-BUSINESS BANKER" on December 14, 1999.

         ss. SSGM Consultants, Inc. filed an intent to use application for "E BZBANKING" on June 23, 1999.

         tt. Hampden Savings Bank, Inc. filed a use application for "YOUREBANK" on December 12, 1999. The claimed date of first use is August 5, 1999.

         uu. Regions Financial Corporation filed an intent to use application for "REGIONS E-BANK" on September 9, 1999. This application was abandoned.

         vv. Pennsylvania State Bank filed an intent to use application for "PSBEBANK" on October 6, 1999.

         ww. MMC Bancorp filed the following intent to use applications in November and December of 1999:

(i)      EWAVEBANK
         ---------
(ii)     EW@VEB@NK
         ---------
(iii)    EW@VEB@NK.COM
         -------------
(iv)     EW@VEB@NK.NET
         -------------
(v)      EW@VEB@NK.ORG
         -------------
(vi)     EWAVEB@NK
         ----------
(vii)    EWAVEB@NK.COM
         -------------
(viii)   EWAVEB@NK.ORG
         -------------
(ix)     EWAVEB@NK.NET
         -------------
(x)      EWAVEB@NC
         ---------
(xi)     EWAVEB@NC.COM
         -------------
(xii)    EWAVEB@NC.ORG
         -------------
(xiii)   EWAVEB@NC.NET
         -------------
(xiv)    EW@VEB@NC.COM
         -------------
(xv)     EW@VEB@NC.ORG
         -------------
(xvi)    EW@VEB@NC.NET
         -------------
(xvii)   EWVEB@NC
         --------

         xx. Bill Lougheed filed an intent to use application for `EBANX" on January 4, 2000.

5.       The following domain names are registered to third parties:

a.       EBANK.NET
b.       EBANK.ORG
c.       EBANKS.NET
d.       EBANKS.ORG
e.       EBANKS.COM
f.       EBANKSONLINE.COM
g.       EBANKING.ORG
h.       EBANKING.NET
i.       E-BANK.COM
j.       E-BANK.ORG
k.       E-BANK.NET
l.       E-BANKS.COM
m.       E-BANKS.NET
n.       E-BANKS.ORG
o.       E-BANKING.NET
p.       EBANC.COM
q.       EBANC.NET
r.       E-BANC.COM
s.       E-BANC.ORG
t.       E-BANC.NET
u.       EBANQ.COM
v.       EBANQUE.NET
w.       EBANQUE.ORG
x.       EBANQUE.COM

y.       EBANQUES.COM
z.       EBANKJP.COM
aa.      EBANKMEDIA.COM
bb.      E-BANK-CORP.COM
cc.      EBANKWORLD.COM
dd.      EBANCMORTGAGE.COM
ee.      ebanking.com (registered to Fortis Bank Luxembourg)
ff.      e-banking.org (Electronic Banking Association's web page)
gg.      e-banking.com (registered to Fortis Bank Luxembourg)

6. A full search on 3/13/00 for all registered domain names beginning with "ebank" is appended hereto as Attachment B.

7. The following companies use "ebank" or a form thereof in their company names:

a.       E-Bank.com, Inc. (Denver, Colorado)
b.       EBANK CORP (Minatoku, Tokyo)
c.       EBANK.COM, LLC (Fountain Hills, Arizona)
d.       E-Banc Mortgage (Marietta, Georgia)
e.       eBanking.org (Las Vegas, NV)
f.       ebanking.net (Beverly Hills, California)
g.       e-bank.net (South Korea)
h.       e-banks.org (Los Angeles, California)
i.       E-BANK WORLD (Cary, N.C.)

8. A list of all currently known potential conflicts with ebank's use and/or registration of its trademark/service mark outside of the U.S. is as follows:

         a. Argentina: There is a pending application for the mark "E-BANKING" filed November 11, 1999, which is currently in publication phase. We have filed an opposition notice to this mark.

         b. Australia: "St. George e-bank" and "BankSA e-bank" are both registered marks in Australia. "ebanker", "E BANK PTY LIMITED GLOBALLY", "WWW.EBANK.COM.AU", and "EBANK" are all pending applications with IP Australia.

         c. Barbados: There are pending applications by Pacific and Western Credit Corporation for "EBANK OF CANADA" and "EBANK OF CANADA.COM", both filed December 7, 1999.

         d. Benelux (Belgium, Netherlands, Luxembourg): The name "ebank", or a derivative, has been filed and/or registered as a trademark in the following instances:

1. Benelux trademark "E-BANK" valid as of November 21, 1997 for Class 36 and held by Europees Diensteen, etc.

2. Benelux trademark "E-BANK" valid as of March 16, 1995 for Classes 9, 36 and 42 and held by Mr. David Chaum.

3. Benelux trademark "E-BANK" valid as of December 30, 1992 for Classes 9, 16, 41 and 42 and held by Exact Holding B.V.

4. Additionally, two trademark applications containing the name "E BANK" have been refused by the Benelux-Trademark Bureau including one application filed twice on December 18, 1996 for Classes 35 and 36 on behalf of Caisse International de Credit, and for "E BANK YOUR ONLINE BANK" filed on December 18, 1996 for Classes 35 and 36 again by Caisse.

         d. Bermuda: There are pending applications for the marks "THE ELECTRONIC BANK OF CANADA", "EBANKOFCANADA.COM", and "EBANK OF CANADA" which we have been told would be cited against a new application. These applications were filed on December 6, 1999 by Pacific & Western Credit Corp.

         e. Canada: There was a filing for "EBANK" by Canadian Imperial Bank which was made in 1996 but which was apparently abandoned late in 1999.There was separately a filing for "EBANK 24" in 1996 also filed by Canadian Imperial but which was apparently abandoned in 1998. Additional details would need to be reviewed to confirm these abandonments. Pacific & Western has pending applications for "EBANK OF CANADA" and "EBANKOFCANADA.COM".

         f. Chile: The trademark "E-BANKING" is pending. We have filed a formal opposition writ against this pending application.

         g. China: The search in China revealed three (3) word marks "NEDBANK", "WEBBANK" and "UNIBANK", and in addition, the search revealed a stylized "e design" mark also registered. While we have been told that these marks may be considered somewhat similar to the Registrar, they should not bar registration of the mark "ebank.com" with design.

         h. European Union: An application for "ebanking.com" was filed in September 1999 by Fortis Bank for Classes 9, 36 and 38. Additionally, there is an EU registration for "E BANK EUROKOSMOS" from 1993 by Kommertschky Bank from Russia. (See also note for EU under Portugal).

         Our search report also identifies a Community Trademark application in the name of "EBANX." The applicant is Ebanx.com Corporation in the Isle of

         Man. Finally, an application for "EBANK" was filed on November 11, 1999 for Class 36 by an unidentified holder.

         i.    Finland:    There   is   a    registration    for   "E    BANKING
         ELEKTRONISCH--DIREKT" held by Deutsche Bank, for Class 36.


         j. France: We filed an mark application in France on January 20, 2000; however, there may be difficulties in obtaining approval of this application due to an European application for "ebank".

         k.    Germany:    There   is   a    registration    for   "E    BANKING
         ELEKTRONISCH--DIREKT" held by Deutsche Bank, for Class 36.

         l. Hong Kong: The following trademarks are somewhat similar to "ebank" but counsel believes that any citations against our application can be overcome by submissions that the marks differ visually and phonetically:

1.       EXTEBANK --- pending application
2.       EB --- pending application
3.       E --- pending application
4.       E --- pending application (separate application)
5.       EB --- registered mark (separate from number 2 above)
6.       E --- registered mark (different than numbers 3 and 4 above)
7.       NEDBANK --- registered trademark
8.       NEDBANK --- registered trademark (different registered mark than number 7 above)

         m. Italy: There is a national filing with international extension 99/FI 000264, Class 36 for "e-bank". This filing was made in April 1999 by an Italian savings bank.

         n. Israel: "Private E-bank" was filed by Investec Clali Bank on October 20, 1999.


         o. Japan: There is a pending application for "e-bank" (with a Japanese phonetic equivalent) in Class 36 filed in 1999 by Kabushiki Kaisha Telephony.

         p. Liechtenstein: In this country, there is a mark for "BANK" owned by Liechtensteinische Landis Bank.

         q. Monaco: There is a registered trademark "EBANKING" for Classes 36, 38 and 42 with the owner being Techworld SAM for general information services on the bank market on Internet.

         r. Mexico: "EBANK" is registered at the Mexican Institute of Industrial Property by Banca Quadrum, S.A.

         s. New Zealand: Both "ebank" and "ASB ebank" are registered with IP New Zealand by ASB Banking.

         t. Norway: There is a registration for "E BANKING ELEKTRONISCH--DIREKT" held by Deutsche Bank, for Class 36.

         u. Peru: There is an application pending for "EXTEBANK" and also for "E-BANKING", with the latter filed on behalf of

                  BANKBOSTON Corporation on July 22, 1999.

         v. Portugal: There is a Community Trademark application for "EBANX" and a Community Trademark application for "EBANK" which may prevent the registration of "ebank" with a design.

         w. Romania: The following mark applications in Romania have been partially or totally refused, therefore causing concern for an application for "ebank":

1.       EUROPEAN BANK
2.       EB EURO BANK
3.       EB EURO PROFIT BANK
4.       EB EURO BUSINESS BANK
5.       EUROBANK
6.       EFG EUROBANK

                  Additionally, Romanian counsel found an international mark "E" held by Europay International S.A. for Classes 9, 16 and 36.

         x. Singapore: There is a pending application for "DBS e-bank" filed by the Development Bank of Singapore. Separately, there is an application pending for the mark "E Banking" filed by the United Overseas Bank.

         y. Spain: There is an international trademark application pending for "UBANK" filed on July 7, 1999 with German priority by the company DEEPAK RAJNI. Separately, there is an application pending with the European Union also for the mark "UBANK" applied on April 29, 1999 by U.S. Bancorp. There is a pending European Union trademark application for "EBANX" which has been previously mentioned, which would possibly prevent an application for "ebank" from prevailing.

         z. South Africa: There is a registration for "E-Bank" and separately for E-Bank and logo both in the name of the Standard Bank of South Africa. However a full search cannot be accomplished at this time due to continuing computer problems in the South African Patents and Trade Marks Office.

aa. Sweden: The EU application for "ebank" filed on November 11, 1999, if allowed, would prevent our mark application for "ebank".

bb. Switzerland: On September 15, 1999, EUROSWISS EU-Finanz AG applied for the international registration of the trademark "EBANK" in Classes 36 and 38. This application for international registration also includes an application for registration in the Swiss trademark register. "e banking elektronisch - direkt" is also listed on the international trademark register with extension of protection in Switzerland. Finally, there is a company in Switzerland operating under the name of "e-BankingSolutions AG".

cc. United Kingdom including Scotland and Northern Ireland: An application has been made for "Lloyds TSB E-Bank" by Lloyds TSB Group. There is the same registration as in other countries for "e banking elektronisch-direkt" by Deutsche Bank.

Additional searches and work is in progress. The foregoing represents only those conflicts and potential conflicts known to ebank as of March 13, 2000. There are most certainly others which have not yet been identified throughout the U.S. and the world.

                                  Schedule 5.16

                                ebank Litigation

ebank is currently involved in litigation with Huntington regarding the trademark "ebank".